Exhibit 10.3

INCENTIVE STOCK OPTION

Granted by

AstroNova, Inc.

Under the 2015 Equity Incentive Plan

This Option is and shall be subject in every respect to the provisions of the Company’s 2015 Equity Incentive Plan, as amended from time to time (the “Plan”) of AstroNova, Inc. (the “Company”), which is incorporated herein by reference and made a part hereof. The holder of this Option (the “Holder”) hereby accepts this Option subject to all the terms and provisions of the Plan and agrees that (a) in the event of any conflict between the terms hereof and those of the Plan, the latter shall prevail, and (b) all decisions under and interpretations of the Plan by the Board or the Committee shall be final, binding and conclusive upon the Holder and his or her heirs and legal representatives. Capitalized terms used herein but not defined shall have the meaning set forth in the Plan.

1.	Name of Holder:

2.	Date of Grant:

3.	Maximum number of shares for
which this Option is exercisable:

4.	Exercise (purchase) price per share:

5.	Method of Exercise: The Option may be exercised, in whole or in part, by submitting a written notice (including by electronic mail) to the Company, signed by the Holder or such other person who may be entitled to exercise such option, and specifying the number of Common Shares as to which the option is being exercised. Such notice shall be accompanied by the payment of the full option price for such Common Shares. Payment shall be made (i) in the form of cash or check payable to the Company for an amount equal to the exercise price of the Common Shares being purchased, (ii) by delivering to the Company previously owned and unencumbered shares of Common Stock in an amount equal to the exercise price of the Common Shares being purchased, or, (iii) with the consent of the Company, by any of the other methods set forth in the Plan. After the exercise of the option and full payment therefor, Common Shares representing the number Common Shares for which this option has been exercised shall be issued either (i) in certificate form or (ii) in book entry or electronic form, registered in the name of the Holder.

6.	Expiration Date of Option:

7.	Vesting Schedule: Subject to the other terms of this Agreement regarding the exercisability of this option, this option shall become exercisable in cumulative installments in accordance with the following schedule:

Vesting Date	Number of Shares Vesting on Date

All vesting shall cease on the date of termination of Service.

8.	Termination of Service. This Option shall terminate on the earliest to occur of:

(i)	the date of expiration hereof;

(ii)	the date of termination of the Holder’s Service by the Company for Cause;

(iii)	30 days after the date of voluntary termination of Service by the Holder (other than for death or Disability as defined in the Plan);

(iv)	90 days after the date of termination of the Holder’s Service by the Company without Cause (other than for death or Disability);

(v)	one (1) year after the date of termination of the Holder’s Service with the Company resulting from retirement from active employment at or after age 65, as determined by the Committee in its good faith discretion;

(vi)	one (1) year after the death or Disability of the Holder; or

(vii)	on the date the Holder accepts employment with any person, firm or corporation whose business in the sole opinion of the Committee competes with the then business of the Company.

Notwithstanding the above, any exercise of this Option more than ninety (90) days after termination of employment (other than for death or Disability) will result in the Option failing to qualify as an Incentive Stock Option and the Option shall be treated as a non-statutory option.

9.

Incentive Stock Option; Disqualifying Disposition. Although this Option is intended to qualify as an incentive stock option under the Internal Revenue Code of 1986 (the “Code”), the Company makes no representation as to the tax treatment upon exercise of this Option or sale or other disposition of the shares covered by this Option, and the Holder is advised to consult a personal tax advisor. Upon a Disqualifying Disposition of shares received upon exercise of this Option, the Holder will forfeit the favorable income tax treatment otherwise available with respect to the exercise of this Option. A “Disqualifying Disposition” shall have the meaning specified in Section 421(b) of the Code; as of the date of grant of this Option a Disqualifying Disposition is any disposition

(including any sale) of such shares before the later of (a) the second anniversary of the date of grant of this Option and (b) the first anniversary of the date on which the Holder acquired such shares by exercising this Option, provided that such holding period requirements terminate upon the death of the Holder. The Holder shall notify the Company in writing immediately upon making a Disqualifying Disposition of any shares of Common Stock received pursuant to the exercise of this Option, and shall provide the Company with any information that the Company shall request concerning any such Disqualifying Disposition.

10.	Notice. Any notice to be given to the Company hereunder shall be deemed sufficient if addressed to the Company and delivered to the office of the Company, 600 East Greenwich Avenue, West Warwick, RI 02893, attention of the president, or such other address as the Company may hereafter designate.

Any notice to be given to the Holder hereunder shall be deemed sufficient if addressed to and delivered in person to the Holder at his or her address furnished to the Company or when deposited in the mail, postage prepaid, addressed to the Holder at such address.

IN WITNESS WHEREOF, the parties have executed this Option, or caused this Option to be executed, as of the Date of Grant.

ASTRONOVA, INC.

By:
Name: Title:

The undersigned Holder hereby acknowledges receipt of a copy of the Plan and this Option, and agrees to the terms of this Option and the Plan.

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